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                                                                 Exhibit (g)(21)

                        GLOBAL SUB-CUSTODIAN AGREEMENT
                        ------------------------------


          AGREEMENT dated as of November 27, 2000, among Bankers Trust Company (the "Bank"), Firstar Funds, Inc. (the "Fund") and Firstar Bank, N.A. (the "Custodian").

WITNESSETH:

          WHEREAS, the Fund is registered as an open-end diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

          WHEREAS, the Fund may, from time to time organize one or more series of shares, in addition to the series set forth in Exhibit A attached hereto, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the ("Portfolios");

          WHEREAS, the Custodian has entered into a Custodian Agreement with the Fund to provide certain custody services to the Portfolios; and

          WHEREAS, the Custodian and the Fund wish to retain the Bank to provide certain global subcustodian services to the Custodian and the Fund, for the benefit of the Portfolios, and the Bank is willing to provide such services;

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

          1.   Employment of Bank. The Custodian and the Fund, on behalf of each
               ------------------
Portfolio, hereby employ the Bank as global subcustodian of all assets of each Portfolio that are delivered to and accepted by the Bank or any of its Subcustodians (as that term is defined in Section 5) anywhere in the world (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Bank shall not be responsible for any property of a Portfolio held or received by the Fund or others and not delivered to the Bank or any of its Subcustodians.

          2.   Custody Account. The Bank agrees to establish and maintain one or
               ---------------
more separate custody accounts each in the name of the Custodian, on behalf of the Fund for each Portfolio (individually, an "Account" and collectively, the "Accounts") for any and all Property from time to time delivered to and accepted by the Bank or any of its Subcustodians for the account of such Portfolio. Upon delivery by the Fund or the Custodian to the Bank of any

Property belonging to a Portfolio, the Fund or the Custodian, as the case may be, shall specifically indicate which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio(s) all in accordance with Instructions (as defined in Section 13). The Custodian and the Fund, on behalf of the Portfolios, each acknowledge its responsibility as a principal for all of its obligations to the Bank arising under or in connection with this Agreement, notwithstanding in the case of the Custodian, that it may be acting on behalf of other persons and warrants its authority to deposit in the Accounts any Property delivered therefor to the Bank or its Subcustodian and to give, and authorize others to give, instructions relative thereto. The Bank may deliver securities of the same class in place of those deposited in or credited to the Account. The Fund, on behalf of the Portfolios, and the Custodian agree that the Bank shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Accounts be affected by, any agreement between the Fund or the Custodian and any other person, except as otherwise provided herein.

     The Bank shall hold, keep safe and protect as global subcustodian for each Account, on behalf of the Fund, all Property in such Account and, to the extent such Property constitutes financial assets for purposes of the New York UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as defined in Section 13), except that until the Bank, or its Subcustodian, receives Instructions to the contrary, the Bank will directly or through a Subcustodian:

          (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

          (b) present for payment all Securities credited to the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or its Subcustodian is actually aware of such opportunities and credit the cash received to such Account pursuant to this Agreement;

          (c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);

          (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Bank to take timely action, sell in the discretion of the Bank, or its Subcustodian (which sale the Fund, on behalf of the Portfolios, and the Custodian hereby authorize the Bank to

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               make), such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

          (e) execute in the Custodian's or Fund's name for an Account, whenever the Bank, or its Subcustodian, deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from Property;

          (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Bank, or its Subcustodian, shall notify the Custodian of the amount of the shortfall and the Custodian may, or may cause the Fund to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. The Custodian and the Fund, on behalf of the Portfolios agree, when and if requested by the Bank and required in connection with the payment of any such taxes to cooperate with the Bank, or its Subcustodian, in furnishing information, executing documents or otherwise; and

          (g) appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian.



     3.   Records, Ownership of Property, Statements and Electronic Access.
          ----------------------------------------------------------------

          (a) The ownership of the Property whether Securities, Cash and/or other property, and whether maintained directly by the Bank or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Bank's books as belonging to the Custodian, on behalf of the appropriate Portfolio and not for the Custodian's or the Bank's own interest. The Bank shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Bank relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Bank. The Bank will supply to the Fund and the Custodian from time to time, as mutually agreed upon, a statement in respect to any Property in the Accounts held by the Bank or by a Subcustodian. In the absence of the filing in writing with the Bank by the Fund or the Custodian of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund or the Custodian of any such statement, such statement shall be presumed to be correct with respect to all information set forth therein absent manifest error or omissions.

          (b) The Fund and the Custodian or any agent of the Fund or the Custodian authorized in accordance with the terms hereof may elect to communicate with the Bank through an electronic or other similar communications system for any purpose, including, without limitation, the furnishing of Instructions. Such system may provide the Fund, the Custodian or such agent,

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on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in or credited to any Account. To the extent that such reports shall include market values of Securities in an Account, the Fund and the Custodian hereby acknowledge that the Bank now obtains and may in the future obtain information on such values from outside sources that the Bank considers to be reliable and the Fund and the Custodian agree that the Bank (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

     4.   Maintenance of Property at Bank and Subcustodian Locations.  Pursuant
          ----------------------------------------------------------
to Instructions, the Fund, on behalf of the Portfolios, shall, or shall cause the Custodian to, direct the Bank to (a) settle Securities transactions in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries where Cash may be legally deposited, where it is the legal currency for payment of public or private debts, and in amounts reasonably necessary to effect the Portfolios' transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

     5.   Subcustodians and Securities Systems.  The Fund and the Custodian
          ------------------------------------
authorize and instruct the Bank to maintain the Property in the Account(s) in custody accounts which have been established by the Bank directly in one of its U.S. branches or indirectly through custody accounts which have been established by the Bank with the following other securities intermediaries (which may or may not be an affiliate of the Bank): (a) another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the 1940 Act to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency in which the Bank or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing system in which the Bank or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. and non-U.S. Securities Systems, collectively, Securities Systems"), provided that in each case in which
                                             --------
a U.S. Subcustodian or U.S. Securities System is employed, such Subcustodian or Securities System shall have been approved by Instructions; provided further
                                                            ----------------
that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed,

          (a) such Subcustodian or Securities System either is (1) a qualified U.S. bank as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (2) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5,

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          (b)  the agreement between the Bank and such non-U.S.
               Subcustodian has been approved by Instructions; it being understood that the Bank shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder, and

          (c) the Bank shall promptly notify the Fund and the Custodian if, in the normal course of its custodial activities, the Bank has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to comply with the requirements of subparagraph (a) of this further proviso.
                                                        ---------------

          Upon receipt of Instructions, the Bank agrees, as soon as reasonably possible, to cease the employment of any Subcustodian or Securities System with respect to the applicable Account, and if desirable and practicable, appoint a replacement subcustodian securities system in accordance with the provisions of this Section 5. In addition, the Bank may, at any time in its discretion, upon written notification to the Custodian or the Fund, terminate the employment of any Subcustodian or Securities System.

          Upon request of the custodian, the Bank shall deliver to the Custodian no less frequently than annually a certificate stating: (i) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S. Subcustodian and Securities System; (ii) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (iii) so long as Rule 17f-5 requires the Fund's Board of Directors to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Custodian to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Fund's Board of Directors to directly approve its foreign custody arrangements, the Bank also shall furnish no less frequently than annually to the Custodian information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Custodian in connection with the initial approval of this Agreement.

     6.   Use of Subcustodian.  With respect to Property in the Account
          -------------------
maintained by the Bank in the custody of a Subcustodian employed pursuant to
Section 5:

          (a) The Bank will identify on its books as belonging to the Fund, on behalf of a Portfolio, any Property maintained through such Subcustodian.

          (b) Any Property in the Account(s) held by or credited to a Subcustodian will be subject only to the instructions of the Bank or its agents.

          (c) Property deposited with or credited to a Subcustodian will be maintained in an account holding only assets for customers of the Bank.

          (d) Any agreement the Bank shall enter into with a non-U.S. Subcustodian with respect to the holding of Property shall require that (i) the Property will be adequately indemnified or its losses adequately insured;. (ii) the Securities are not subject to any right, charge, security interest, lien, or claim of any kind in favor of such Subcustodian or its creditors except for a claim of payment in accordance with such agreement for their safe custody or administration and expenses related thereto, or in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency or similar laws; (iii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto; (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Bank, on behalf of its customers, (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Bank, including the independent public accountants of or designated by, the Custodian or the Fund be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Bank, and (vi) the Fund will receive periodic reports with respect to the safekeeping of the Property, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing Property held for the benefit of the Fund. Such agreement may contain, in lieu of any or all of the provisions specified in this Section 6(d), such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.


     7.   Use of Securities System.  With respect to Property in the Account
          ------------------------
which is maintained by the Bank or any Subcustodian through a Securities System employed pursuant to Section 5:

          (a) The Bank will, and the Subcustodian will be required by its agreement with the Bank to, identify on its books such Property as being maintained for the account of the Bank or by the Subcustodian for the account of customers of the Bank or a Subcustoodian.

          (b) Any Property maintained through a Securities System for the account of the Bank or a Subcustodian will be subject only to the instructions of the Bank or such Subcustodian, as the case may be.

          (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Bank or Subcustodian, as the case may be unless precluded by applicable law, rule or regulation or unless local market practice provides otherwise.

          (d) The Bank will provide the Custodian with any report obtained by the Bank on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

          (e) Beginning July 2, 2001, the effective date for compliance with Rule 17f-7 of the 1940 Act, the Bank will monitor the custody risks associated with maintaining assets with the Securities System on a continuing basis, and promptly notify the Fund or its investment advisor of any material change in these risks.


     8.   Agents.  The Bank may at any time or times in its sole discretion
          ------
appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Bank
--------
of its responsibilities or liabilities hereunder.

     9.   Holding of Securities, Nominees, etc.  Securities in an Account that
          ------------------------------------
are maintained by the Bank or any Subcustodian may be held directly by such entity in the name of the Fund, on behalf of a Portfolio, in its own name, in the name of its nominee or in bearer form. Securities that are maintained through a Subcustodian or are eligible for deposit in a securities system as provided above may be maintained with the Subcustodian or securities system, as the case may be, in an account for the Bank's or Subcustodian's customers. The Bank or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Bank or its nominee or held by one of its Subcustodians and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Bank may, subject to the rules or regulations pertaining to allocation of any securities depository in which such Securities been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

     10.  Proxies, Notices and Reports.  With respect to any proxies, notices,
          ----------------------------
reports or other communications relative to any of the Securities in the Account(s), the Bank shall perform such services and only such services relative thereto as are (i) set forth in Section 2 of this Agreement, (ii) described in Exhibit B attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") and (iii) as otherwise agreed upon between the Bank, the Custodian and the Fund. The liability and responsibility of the Bank in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services that the Bank, the Custodian and the Fund may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Bank, the Custodian and the Fund in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Bank nor its nominees or agents shall vote upon or in respect of any of the Securities in the Accounts, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions relative thereto.

     11.  Settlement Procedures.  Settlement and payment for Securities received
          ---------------------
for an Account and delivery of Securities maintained for an Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Bank in effect from time to time for that jurisdiction or market.


          Notwithstanding that the Bank may settle purchases and sales against, or credit income to, an Account, on a contractual basis, the Bank may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Fund and the Custodian agree to hold the Custodian harmless from any losses which may result therefrom.

     12.  Conditional Credits.
          --------------------


     (a) Notwithstanding any other provision of this Agreement, the Bank shall not be required to comply with any Instructions to settle the purchase of any securities for the Account, unless there are sufficient immediately available funds in the relevant currency credited to the Account, provided that, if, after
                                                        -------- ----
all expenses, debits and withdrawals of Cash in the relevant currency ("Debits," which term includes all advances made by the Subcustodian in respect of the Account) applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have been made final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which the Bank has received Instructions to settle on that date ("Settlement Date"), the Bank, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

     (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit (as defined below) applicable to the Account or the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Bank has received Instructions to settle on the Settlement Date, the Bank, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

     (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are credited to or deposited into the Account, the Bank shall make the Conditional Credit a final entry on its books and records. In such case, the Fund and the Custodian shall be liable to the Bank only for late charges at a rate which the Bank customarily charges for similar extensions of credit.

     (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not credited to or on deposit in the Account, or (ii) any Proceeding shall occur, the Bank may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such debt in full, the Fund and the Custodian shall continue to be liable to the Bank for any shortfall. The Bank shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by the Fund and the Custodian of the purchase price for Securities subject to a Conditional Credit, and the Bank's making a Conditional Credit a final entry on its books and unless consented to by the Bank, neither the Fund nor the Custodian shall have any right to give further Instructions in respect of Securities subject to a Conditional Credit. The Bank shall have the sole discretion to determine which Securities shall be deemed to have been paid for by the Fund and the Custodian out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Bank unless and until the Bank makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to the Fund and the Custodian, whether voluntary or involuntary.

     (e) The Fund and the Custodian agree that they will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).


     13.  Instructions.  The term "Instructions" means instructions from the
     ---  ------------
Custodian or the Fund in respect of any of the Bank's duties hereunder which have been received by the Bank at its address set forth in Section 20 below in writing ,by tested telex or SWIFT/ISITC signed or given by such one or more person or persons as the Custodian or the Fund shall have from time to time authorized to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Bank, or which have been transmitted electronically through an electronic on-line service or other similar communications system acceptable to the Bank,, or upon receipt of such other form of instructions as the Fund or the Custodian may from time to time authorize in writing and which the Bank agrees to accept. A list of those persons initially authorized to act on behalf of the Custodian and the Fund is set forth in Exhibit C hereto. The Bank shall have the right to assume in the absence of notice to the contrary from the Fund or the Custodian that any person whose name is set forth in Exhibit C hereto or subsequently placed on file with the Bank pursuant to this Section has been authorized by the Fund or the Custodian to give the Instructions in question and that such authorization has not been revoked. The Bank may act upon and conclusively rely on, without any liability to the Fund, the Custodian or any other person or entity for any losses resulting therefrom, any instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

     14.  Standard of Care.  The Bank shall be responsible for the performance
          -----------------
of only such duties as are set forth herein or contained in Instructions given to the Bank that are not contrary to the provisions of this Agreement. The Bank will use reasonable care with respect to the safekeeping of Securities in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Bank shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Fund and the Custodian for any losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Bank and arising out of action taken or omitted with reasonable care by the Bank hereunder or under any Instructions. The Bank shall be liable to the Fund or the Custodian for any act or omission to act of any Subcustodian to the same extent as if it committed such act itself. With respect to a Securities System, the Bank shall only be responsible or liable for losses arising from the employment of such Securities System caused by the Bank's own failure to exercise reasonable care, prudence and diligence in performing the requirements of Sections 5 and 7 hereto. In the event of any loss to the Fund or the Custodian by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Fund or the Custodian to the extent of the Fund's or Custodian's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Bank be liable for any consequential or special damages. The Bank shall be entitled to solely, and may act, on advice of counsel (who may be counsel for Fund or the Custodian) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          In the event the Fund or the Custodian utilizes an electronic or other similar system to communicate with the Bank for any purpose, including, without limitation, the furnishing of Instructions, the Fund or the Custodian shall be fully responsible for the security of the connecting terminal utilized by them, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Bank as a result of any improper or unauthorized use of such terminal. Should the Fund or the Custodian authorize, in accordance with the terms hereof, any agent to communicate with the Bank and such agent utilizes any such system to so communicate, the Fund or the Custodian shall be responsible for the use of such system and shall defend, indemnify and hold harmless the Bank for such use to the same extent as if such system were being used by the Fund or the Custodian to communicate with the Bank.

          All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Fund. Subject to the exercise of reasonable care, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodian of any payment, redemption or other transaction regarding Securities in an Account in respect of which the Bank has agreed to take action as provided in Section 2 thereof. The Bank shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including,
                                               -- ----    -- -----
without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Bank; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.

          The provisions of this Section shall survive termination of this Agreement.

     15   Liability for past Records.  The Bank shall have no liability in
          --------------------------
respect of any loss, damage or expense suffered by the Fund or the Custodian, insofar as such loss, damage or expense arises from the performance of the Bank's duties hereunder by reason of the Bank's reliance upon records that were maintained for the Fund by entities other than the Bank prior to the Bank's employment hereunder.

     16.  Investment Limitations and Legal or Contractual Restrictions or
          ---------------------------------------------------------------
Regulations.  Provided that the Bank exercises reasonable care to comply with
-----------
Instructions, particularly in connection with the purchase, sale or exchange of Securities made by or for a Portfolio in any country, the Bank shall not be liable to the Custodian or the Fund or a Portfolio and the Custodian and the Fund, on behalf of the applicable Portfolio. The Custodian and the Fund each agree to indemnify the Bank and its nominees, for any loss, damage or expense suffered or incurred by the Bank or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Fund or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

     17.  Fees and Expenses.  The Custodian agrees to pay to the Bank such
          -----------------
compensation for its services pursuant to this Agreement, including if elected by the Custodian or the Fund fees for an electronic on-line service and communications system offered by the Bank, as may be mutually agreed upon in writing from time to time and the Bank's reasonable out-of-pocket or incidental expenses in connection with the performance of this, Agreement, including but without limitation, reasonable legal fees. The initial fee schedule is set forth in Exhibit D attached hereto. The Custodian and the Fund hereby agree to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, that may be imposed, or assessed with respect to any Property in the Account(s) and also agree to hold the Bank, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Bank is authorized to charge the applicable Account for such items and the Bank shall have a lien on the Property in the applicable Account for any amount payable to the Bank under this Agreement, including but not limited to amounts payable pursuant to the last paragraph of Section 2 and pursuant to indemnities granted by the Fund under this Agreement. Indemnities provided in this Agreement for Bank's costs and expenses shall include the fees and expenses of counsel to enforce the provisions of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

     18.  Amendment, Modifications, Etc.  No provisions of this Agreement may be
          -----------------------------
amended, modified or waived except in a writing signed by the parties hereto.

     19.  Tax Reclaims.  With respect to withholding taxes deducted and which
          ------------
may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in Exhibit E attached hereto and shall in connection therewith be subject to he standard of care set forth in such Exhibit E. Such standard of care shall not be affected by any other term of this Agreement.

     20.  Termination.  This Agreement may be terminated (in its entirety or
          -----------
with respect to one or more but less than all portfolios) by the Fund, the Custodian or the Bank by sixty (60) days' written notice to the others; provided that notice of termination by the Fund or the Custodian shall be authorized by a resolution of the Board of Directors of the Fund, a certified copy of which shall accompany such notice of termination, and provided further, that such resolution shall specify the names of the persons to whom the Bank has been authorized by the Fund to deliver the Securities in each applicable Account and to whom the Cash in such Account shall be paid. Termination as to one or more Portfolios shall be effected by delivery by the Fund, of an amended Exhibit A deleting such Portfolios, to the Custodian and the Bank. If notice of termination is given by the Bank, the Fund shall, within sixty (60) days following the giving of such notice, deliver to the Bank a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the Bank shall deliver the Securities in each applicable Account and to whom the Cash in the Account shall be paid. In either case, the Bank will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Bank determines to be owed to it under
Section 17 herein. In addition, the Bank may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within sixty (60) days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund or the Custodian a certified resolution specifying the names of the persons to whom the Bank has been authorized by the Fund to deliver the Securities in the applicable Accounts and to whom the Cash in such Accounts shall be paid, the Bank, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York and meeting the requirements of Section 17(f) of the 1940 Act to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a certified resolution as aforesaid is delivered to the Bank, in which case the Bank shall be entitled to reasonable compensation in connection with its continuing obligations under this Agreement.

               This Agreement shall terminate automatically upon the termination of the custody agreement between the Custodian and the Fund. The Custodian or the Fund shall notify the Bank of the termination of the custody agreement between the Custodian and the Fund simultaneously with the Custodian's or Fund's notice of termination provided to each other pursuant to the custody agreement.

     21.  Notices.  Except as otherwise provided in this
          -------

Agreement, all requests, demand or other communications between the parties or notices in connection herewith (a) shall be in the writing, hand delivered or sent by telex, telegram, facsimile, cable or other means of electronic communication agreed upon by the parties hereto, addressed to such party at its address set forth on the signature page hereof or to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and
(b) shall be deemed effective when received.

     22.  Governing Law and Successors and Assigns.  This Agreement shall be
          ----------------------------------------
governed by the law of the State of New York and shall not be assignable by any party, but shall bind the successors in interest of the Fund, the Custodian and the Bank.

     23.  Publicity.  The Fund and the Custodian shall furnish to the Bank at
          ---------
its office referred to in Section 21above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Bank. Neither the Fund nor the Custodian shall distribute or permit the distribution of such materials if the Bank reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

     24.  Submission to Jurisdiction.  To the extent, if any, to which the
          --------------------------
Custodian, the Fund or any of each such party's respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Custodian and the Fund hereby waive such immunity and agree not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Custodian and the Fund irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Custodian and the Fund each hereby irrevocably designates, appoints and empowers CT Corporation System, 111 8/th/ Avenue, New York, New York 10011 as its authorized agent to receive, for and on its own behalf and its property service of process in the State of New York when and as such legal actions or proceedings may be brought in any of the aforementioned courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Custodian or the Fund, as the case may be, or upon the earliest of any other date permitted by applicable law. The Custodian and the Fund each further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to it at its address set forth below or in any other manner permitted by law, such service to become effective upon the earlier of (i) the date fifteen (15) days after such mailing or (ii) any earlier date permitted by applicable law. Each of the custodian and the Fund agrees that it will at all times continuously maintain an agent to receive service of process in City and State of New York on behalf of itself and its properties with respect to this Agreement and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of the Custodian or the Fund, as the case may be, to receive service of process in the City and State of New York on its behalf, the Custodian or the Fund, as the case may be, shall promptly appoint a successor to so serve and shall advise the Bank thereof.

     25.  Counterparts.  This Agreement may be executed in any number of
     ---  ------------
counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts, have been signed and delivered by each of the parties hereto.

     26.  Headings.  The headings of the paragraphs hereof are included for
          --------
convenience of reference only and do not form a part of this Agreement.

     27.  Confidentiality.  The parties hereto agree that each shall treat
          ---------------
confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Bank, Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.



                    [This space intentionally left blank.)

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf of the day and year first above written.


                         FIRSTAR BANK, N.A.


                         By:_________________________________
                         Name:
                         Title:

                         Address for record:
                         615 E. Michigan Street
                         3/rd/ Floor
                         Milwaukee, WI  53202
                         Attn:


                         BANKERS TRUST COMPANY

                         By:_________________________________
                         Name:
                         Title:

                         Address for  record:
                         Bankers Trust Company
                         130 Liberty Street, 20/th/ Floor
                         New York, New York 10006
                         Attn: Lynne Jimenez


                         FIRSTAR FUNDS, INC.

                         By:_________________________________
                         Name: Laura Rauman
                         Title: Vice President

                         Address for Record:
                         Firstar Investment Research
                              & Management Company, LLC
                         777 E. Wisconsin Avenue
                         Suite 800
                         Milwaukee, WI  53202
                         Attn: Laura Rauman

                                   EXHIBIT A

          To Global Sub-Custodian Agreement dated as of November 27, 2000 among Bankers Trust Company, Firstar Funds, Inc. and Firstar Bank, N.A.


                              LIST OF PORTFOLIOS

          The following is a list of Portfolios referred to in the second WHEREAS clause of the above-referred to Global Sub-Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Global Sub-Custodian Agreement. The Fund may add or delete Portfolios upon delivery of an amended Exhibit A to the Bank and the Custodian. Upon delivery of such amended Exhibit A and, if such amended Exhibit A adds Portfolios, the acceptance thereof by the Bank and the Custodian, this Exhibit A shall be deemed to be amended in accordance therewith as of the date of such delivery or delivery and acceptance by the Bank and the Custodian, as the case may be.

          Firstar International Growth Fund



Dated as of



______                   ______               ____________
Bank                     Fund                 Custodian

                                   EXHIBIT B

     To Global Sub-Custodian Agreement dated as of November 27, 2000 among Bankers Trust Company, Firstar Funds, Inc. and Firstar Bank, N.A.


                                 PROXY SERVICE
                                 -------------

     The following is a description of the Proxy Service referred to in Section 10 of the above referred to Global Sub-Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein unless otherwise defined below.

     The Bank provides a service, described below, for the transmission of corporate communications in connection with shareholder meetings relating to Securities held in Australia, Canada, Denmark, Finland, France, Germany, Hong Kong, Indonesia, Ireland, Japan, Malaysia, Mexico, New Zealand, Singapore, Spain, Sweden, United Kingdom, United States and Venezuela. For the United States and Canada, the term "corporate communications" means the proxy statements or meeting agenda, proxy cards, annual reports and any other meeting materials received by the Bank. For countries other than the United States and Canada, the term "corporate communications" means the meeting agenda only and does not include any meeting circulars, proxy statements or any other corporate communications furnished by the issuer in connection with such meeting. Non-meeting related corporate communications are not included in the transmission service to be provided by the Bank except upon request as provided below.

     The Bank's process for transmitting and translating meeting agendas will be as follows:

     1) If the meeting agenda is not provided by the issuer in the English language, and if the language of such agenda is in the official language of the country in which the related security is held, the Bank will as soon as practicable after receipt of the original meeting agenda by the Bank's Subcustodian provide to the Custodian an English translation prepared by our Subcustodian.

     2) If an English translation of the meeting agenda is furnished, the local language agenda will not be furnished unless requested.

     Translations will be free translations and neither the Bank nor any of its Subcustodians will be liable or held responsible for the accuracy thereof or any direct or indirect consequences arising therefrom, including without limitation, arising out of any action taken or omitted to be taken based thereon.

     If requested, the Bank will, on a best efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars, or local language agendas, and provide them to the Custodian in the form obtained.

     Timing in the voting process is important and, in that regard, upon receipt by the Bank of notice from its Subcustodian, the Bank will provide a notice to the Custodian indicating the deadline for receipt of its instructions to enable the voting process to take place effectively and efficiently. As voting procedures will vary from market to market, attention to any required procedures will be very important. Upon timely receipt of voting instructions, the Bank will promptly forward such instructions to the applicable Subcustodian. If voting instructions are not timely received, the Bank shall have no liability or obligation to take any action.

     For Securities held in other markets, the Bank will not furnish the material described above or seek voting instructions. However, if requested to exercise voting rights at a specific meeting, the Bank will endeavor to do so on a best efforts basis without any assurance that such rights will be so exercised at such meeting.

     If the Bank or any Subcustodian incurs extraordinary expenses in exercising voting rights related to any Securities pursuant to appropriate instructions or direction (e.g., by way of illustration only and not by way of limitation,
           ----
physical presence is required at a meeting and/or travel expenses are incurred), such expenses will be reimbursed out of the applicable Accounts containing such Securities unless other arrangements have been made for such reimbursement.

     It is the intent of the Bank to expand the Proxy Service to include jurisdictions which are not currently included as set forth in the second paragraph hereof. The Bank will notify the Custodian as to the inclusion of additional countries or deletion of existing countries after their inclusion or deletion and this Exhibit B will be deemed to be automatically amended to include or delete such countries as the case may be.


Dated as of




______                   ______               ___________
Bank                     Fund                 Custodian

                                   EXHIBIT C

     To Global Sub-Custodian Agreement dated as of November 27, 2000 among Bankers Trust Company, Firstar Funds, Inc. and Firstar Bank, N.A.

                              AUTHORIZED PERSONS
                              ------------------

     Pursuant to Section 13 of the above referred to Global Sub-Custodian Agreement, the following persons of Firstar Mutual Fund Services, LLC are authorized to act on behalf of Fund:

          ------------------------------------------------------------
          Name                               Specimen Signature
          ----                               ------------------
          ------------------------------------------------------------
          Doug Hess
          ------------------------------------------------------------
          Katherine Harwood
          ------------------------------------------------------------
          Cheryl King
          ------------------------------------------------------------
          Pam Coleman
          ------------------------------------------------------------
          Kevin Hayden
          ------------------------------------------------------------
          Andrew Frailing
          ------------------------------------------------------------

     Pursuant to Section 13 of the above referred to Global Sub-Custodian Agreement, Firstar Bank, N.A. ("Custodian") names the following persons who are authorized to act on the Custodian's behalf:

          ------------------------------------------------------------
          Name                               Specimen Signature
          ----                               ------------------
          ------------------------------------------------------------
          Faye Guenther
          ------------------------------------------------------------
          Steve Kass
          ------------------------------------------------------------
          Jill Gilmore
          ------------------------------------------------------------
          Scott Joers
          ------------------------------------------------------------
          Marsha Crockdon
          ------------------------------------------------------------
          Dennis Roebel
          ------------------------------------------------------------
          Dale Smith
          ------------------------------------------------------------

Dated as of



______                   ______               ___________
Bank                     Fund                 Custodian

                                   EXHIBIT D

     To Global Sub-Custodian Agreement dated as of November 27, 2000 among Bankers Trust Company, Firstar Funds, Inc. and Firstar Bank, N.A.


                             CUSTODY FEE SCHEDULE
                             --------------------

     Pursuant to Section 17 of the above referred to Global Sub-Custodian Agreement, the Custodian shall pay the following fees and expenses:

     Annual Charge of Assets
     -----------------------
     First $50 million                     14 Basis Points
     Next $50 million                      12.5 Basis Points
     Next $150 million                     10 Basis Points
     Excess over $250 million              7.5 Basis Points



Dated as of


______                   ______               ___________
Bank                     Fund                 Custodian


This Exhibit D shall be amended upon delivery by the Bank of a new Exhibit D to the Custodian and acceptance thereof by the Custodian and shall be effective as of the date of acceptance by the Custodian or a date agreed upon between the Bank and the Custodian.

                                   EXHIBIT E

     To Global Sub-Custodian Agreement dated as of November 27, 2000 among Bankers Trust Company, Firstar Funds, Inc. and Firstar Bank, N.A.

                                 TAX RECLAIMS
                                 ------------


     Pursuant to Section 19 of the above referred to Global Sub-Custodian Agreement, the Bank shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property credited to the Account in certain countries. Terms used herein as defined terms shall unless otherwise defined have the meanings ascribed to them in the above referred to Global Sub-Custodian Agreement.

     When withholding tax has been deducted with respect to income from any Property in an Account, the Bank will actively pursue on a reasonable efforts basis the reclaim process, provided that the Bank shall not be required to
                           -------------
institute any legal or administrative proceeding against any Subcustodian or other person. The Bank will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Bank or its designee. In all cases of withholding, the Bank will provide full details to the Fund or the Custodian. When the Bank becomes aware of an opportunity to obtain exemption, the Bank will notify and advise the Fund or the Custodian of the required documentation, if any, to obtain such exemption. Provided that the Bank can
                                                 -------- ----
file the exemption on behalf of the Fund or the Custodian, the Bank will do so upon receipt of the completed appropriate documentation. The Bank will notify the Fund or the Custodian when such exemption has been obtained.

     In connection with providing the foregoing services, the Bank shall be entitled to apply categorical treatment of the Fund or the Custodian according to the Fund or the Custodian's nationality, the particulars of its organization and other relevant details that shall be supplied by the Fund or the Custodian. It shall be the duty of the Fund or the Custodian to inform the Bank of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund or the Custodian and further to inform the Bank if the Fund or the Custodian is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Fund or the Custodian is a party under general laws and treaty provisions. The Bank may rely on any such information provided by the Fund or the Custodian.

     In connection with providing the foregoing services, the Bank may also rely on professional tax services published by a major international accounting firm and/or advice received from a Subcustodian in the jurisdictions in question. In addition, the Bank may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Bank is entitled to rely, and may act, on information set forth in such services and on advice received from a Subcustodian, counsel or other professional tax advisers and shall be without liability to the Fund or the Custodian for any action reasonably taken or omitted pursuant to information contained in such services or such advice.

Dated as of



______                   ______               ___________
Bank                     Fund                 Custodian

                                   EXHIBIT F

          CASH MANAGEMENT ADDENDUM (this "Addendum") to the CUSTODIAN AGREEMENT
                                          --------
(the "Agreement") among BANKERS TRUST COMPANY (the "Custodian"), Firstar Funds,
      ---------                                     ---------
Inc. (the "Fund") and Firstar Bank, N.A. (the "Custodian").
           ----

          WHEREAS, the Custodian will provide cash management services to the Fund and the Custodian, and the Bank, the Fund and the Custodian desire to confirm their understanding with respect to such services;

          NOW, THEREFORE, the Bank, the Fund and the Custodian agree as follows:

          1. Until the Bank receives Instructions to the contrary, the Bank will (a) hold with Subcustodians, in deposit accounts maintained for the benefit of the Bank's clients, all Cash received for the Account, (b) credit such interest, if any, on Cash in the Account as the Bank shall from time to time determine and (c) receive compensation out of any amounts paid by Subcustodians in respect of Cash in the Account.

          2. The Bank may (on an overnight or other short-term basis) move certain, or all, currencies of Cash in the Account from any Subcustodian and place it, as deposits or otherwise, with one or more other Subcustodians (including branches and affiliates of the Custodian). The Bank will notify the Fund or the Custodian of any placement procedures it implements and will move Cash in accordance with such procedures until it notifies the Fund or the Custodian otherwise or receives Instructions to the contrary. The Bank may credit interest and receive compensation as described in 1 above with respect to any Cash moved.

          3. The Fund and the Custodian acknowledge that they has received and reviewed the current policies of the Bank regarding cash management services, which are attached to this Addendum.

          4. Capitalized terms used but not defined in this Addendum are used with the respective meanings assigned to them in the Agreement.

          IN WITNESS WHEREOF, this Addendum has been executed as of the date of the Agreement.

                                             BANKERS TRUST COMPANY

                                             By:________________________________


                                             FIRSTAR FUNDS, INC.

                                             By:________________________________


                                             FIRSTAR BANK, N.A.

                                             By:________________________________

                    Global Custody Cash Management Program


          In the Global Custody cash management program, currencies on which Bankers Trust pays interest are divided into two categories: (1) currencies on which we pay interest based on a market benchmark rate for overnight deposits, and (2) currencies on which we pay interest based on a rate paid by the London branch of Deutsche Bank AG or the local subcustodian.

          Currencies on which we pay interest based on a market benchmark rate for overnight deposits (which we call "Benchmark Rate Currencies"):

       . For each of these currencies, the interest rate we pay is based on a specific market benchmark (such as Effective Fed Funds) and is calculated by taking an average of the benchmark rate and subtracting a spread. (See Schedule A)

       . Currently, the only Benchmark Rate Currency is the U.S. Dollar. Over time we will be considering additional currencies to include in this category.

       . Operationally, most balances in U.S. Dollars are swept overnight into deposits at the Nassau branch of Bankers Trust Company. Where you have selected a short-term investment fund, your U.S. Dollar balances in the U.S. will be swept overnight in accordance with your instructions.

          Currencies on which we pay interest based on a rate paid by the London branch of Deutsche Bank AG or the local subcustodian (which we call "Base Rate Currencies"):

       . For each of these currencies, the interest rate we pay is based on the rate paid by the London branch of Deutsche Bank AG or the local subcustodian on overnight deposits in the currency. In either case, interest is calculated by using the overnight rate (which will be the actual overnight, a weekly average, monthly average rate, depending on the month and currency) and subtracting a spread. (See Schedule A)

       . Currencies that are part of the sweep program will earn interest based on the base rate, which will be the higher of the rate offered by the London branch of Deutsche Bank AG or the local subcustodian.

       . Currencies that are not part of the sweep program will generally earn interest based on the rate paid by the local subcustodian. We may at times be able to sweep certain currency balances into deposits of Deutsche Bank AG's London branch in order to be able to earn a higher rate for you. On those days, any such currency will be treated as part of the sweep program, and you will earn interest on all of your balances in that currency at the higher rate for that day.

       . Currently, there are 30 Base Rate Currencies, 10 of which are included in our sweep program to the London branch of Deutsche Bank AG.

       . Operationally, most balances in Base Rate Currencies that are part of our sweep program are swept overnight into deposits at the London branch of Deutsche Bank AG, while balances in Base Rate Currencies that are not part of our sweep program remain with the local subcustodian.

          For each currency on which we pay interest:

       . We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

       . For markets where we maintain one or more omnibus cash accounts, you earn interest at the calculated rate on your entire contractual balance without any action on your part and without any minimum balance requirements. This is the case regardless of whether we are able to invest your balances at or near the applicable benchmark or base rate and regardless of whether your contractual balance may exceed your actual balance.

       . For markets where we maintain one or more omnibus cash accounts, the minimum rate paid is 0.50%, except for the Japanese Yen (for which the minimum rate of 0.05% has been suspended for the time being due to market conditions) and the Singapore Dollar (for which the minimum rate is 0.25%). Please note that this is also subject to change as appropriate for any currency. Notwithstanding the foregoing, in no event will interest be negative.

       . For the currencies of "client specific markets," those markets where for regulatory or other reasons we do not maintain omnibus accounts for client cash, on which we pay credit interest (which at this time are the Hungarian Forint, Israeli Shekel, Polish Zloty, Korean Won and Taiwanese Dollar), we will no longer be taking a spread for providing interest on cash balances. The credit interest you earn on overnight balances will be based on actual balances, as opposed to contractual balances, and the minimum credit interest rate will no longer be applied.

       . You will have continuous access through Globe*View, BTWorld, or Globe*Link or other agreed electronic on-line system to the interest rate earned during the previous "rate averaging period". Because we may use weekly or monthly average rates to calculate the interest you earn, we do not know the actual interest rate until the weekly or monthly period is completed.

       . Our program generally requires that overnight balances in each currency remain with (or are swept to) a subcustodian we designate for that currency. Nevertheless, we pay our stated rate of interest on any balances that, because of transactions in your account, are held overnight with an alternate subcustodian if we receive interest on that currency from that subcustodian. If the alternate subcustodian does not pay interest, however, these balances are excluded from our program.

       . For swept currencies, from time to time we may not be able to sweep the full amount of your balances to the London branch of Deutsche Bank AG because of operational constraints or because your balance on a contractual basis temporarily exceeds your actual balance. You will, however, always receive credit for interest based on your entire contractual balance. To the extent you would have earned a lower rate on balances not swept, we will make up the difference. To the extent that actual balances are higher than contractually posted balances due to purchase fails or otherwise, we will retain the interest earned as compensation.

       . The effective rate we pay on overnight balances will generally differ from the effective rate we receive (whether from the London branch of Deutsche Bank AG or the local subcustodian). Any difference between the effective rate we receive and the effective rate we pay (which may be positive or negative, but is generally positive) is kept by us and covers our fee for running the cash management program and the related costs we absorb.


          Obviously, there will be currencies on which we will not pay interest because of local regulations, insufficient scale, or other reasons. However, we hope to identify additional currencies where we can begin paying interest and we will announce those to you as soon as practical.

          Currently most cash balances in our overnight sweep program are swept into deposits at the London branch of Deutsche Bank AG. We reserve the right to utilize other branches or affiliates for the overnight sweep program. In the event of such change, we will notify you in writing, which may be through Global Custody Flash Notice.

          As you know, overdrafts are not permitted in the normal course of business in any currency. Should they occur in any currency, your account will be charged a fee to settle transactions in advance of receipt of funds. If the overdraft is not promptly cured (and in any event upon the expiration of 30 days) after the investment manager has been notified of the outstanding overdraft, the account's home currency will be used to cure the overdraft and the associated foreign exchange will be done by Bankers Trust at market rates. (Other currencies may be utilized to the extent the home currency is insufficient.) Investment managers that have not cured overdrafts within such period will be deemed to have directed such foreign exchange transaction. Accounts subject to ERISA will be deemed to have engaged in the transaction under the authority of the class exemptions available to qualified professional asset managers and in-house investment managers. To the extent that the overdraft is less than the U.S. dollar equivalent of $50,000, Bankers Trust's foreign exchange desk will bundle the transaction with other small amounts for other clients.

                                                        Schedule A

                   Cash Management Program - Global Custody
                      Overnight Uninvested Cash Balances

                   (* - Denotes currencies in sweep program)

     Currencies                    Rates
     ----------                    -----
     Argentine Peso             Base Rate less 150
     Australian Dollar*         Base Rate less 130
     British Pound Sterling*    Base Rate less 215
     Canadian Dollar*           Base Rate less 175
     Czech Koruna               Base Rate less 75
     Danish Krone*              Base Rate less 250
     EMU Euro*                  Base Rate less 175
     Greek Drachma              Base Rate less 150
     Hong Kong Dollar*          Base Rate less 250
     Hungarian Forint           Base Rate less 0
     Indonesian Rupiah          Base Rate less 200
     Israeli Shekel             Base Rate less 0
     Japanese Yen               Base Rate less 75
     Jordanian Dinar            Base Rate less 200
     Korean Won                 Base Rate less 0
     Malaysian Ringgit/1/       Base Rate less 200
     Mexican Peso               Base Rate less 200
     Moroccan Dirham            Base Rate Less 150
     New Taiwan Dollar          Base Rate less 0
     New Zealand Dollar         Base Rate less 100
     Norwegian Krone*           Base Rate less 175
     Philippine Peso            Base Rate less 150
     Polish Zloty               Base Rate less 0
     Singapore Dollar           Base Rate less 200
     Slovak Koruna              Base Rate less 150
     South African Rand*        Base Rate less 250
     Swedish Krona*             Base Rate less 250
     Swiss Franc*               Base Rate less 100
     Thai Baht                  Base Rate less 200
     Turkish Lira               Base Rate less 200
     U.S. Dollar*               Effective Fed Funds less 100 /2/

We reserve the right, in our sole discretion, to adjust the base rates and benchmark rates used and the spreads charged at any time and for any reason. We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

/1/ As a result of the rules introduced by local Malaysia regulators, we have suspended paying interest on Ringgit balances. Should the situation change, we will notify you via Flash Notice.

/2/  Not applicable if U.S. Dollars are swept to a short-term investment fund.